Exhibit 21.1

Subsidiaries of the Registrant

1-800-Tow Truck, Inc. (NJ)	Yovelle Renaissance Corporation (DE)

225 Old NB Road Inc. (NJ)	Zero Dinero, Inc. (DE)

226 Old NB Road, Corp. (NJ)	60 Park Place Associates, LLC (DE)

60 Park Place Holding Company Inc. (NJ)	Alternative Telecom LLC (DE)

Altom Associates, Inc. (NJ)	Blue Stripe Shirt, LLC (DE)

Amerimax Corporation (PA)	Digital Production Solutions LLC (DE)

AVWAY.COM, INC. (NJ)	Executive Union Telecard, L.L.C. (NJ)

Beltway Acquisition Corporation (DE)	Flics, LLC (DE)

Blue Sky Software, Inc. (NJ)	Free4All, L.L.C. (DE)

Brix Communications Corp. (DE)	Halifax Investments, LLC (DE)

BRX, Inc. (DE)	IDT 225 Old NB Road, LLC (DE)

Chattle, Inc. (DE)	IDT 226 Old NB Road, LLC (DE)

ClicAqui, Inc. (NJ)	IDT Advanced Communication Services, LLC (NJ)

Continect, Inc. (NJ)	IDT America of Virginia, LLC (DE)

CTM Brochure Display, Inc. (NY)	IDT Broadband, LLC (DE)

CTM Brochure Display Minnesota, Inc. (MN)	IDT Callback, LLC (DE)

CTM Brochure Display Missouri, Inc. (MO)	IDT Domestic-Union LLC (DE)

CTM Southeast, L.C. (FL)	IDT Telecom, LLC (DE)

DOTCOM Productions, Inc. (DE)	IT Network Distribution LLC (DE)

Dipchip Corp. (NY)	IT Stock, LLC (DE)

Doublestone Computing Enterprises, Inc. (NJ)	King Telecom, LLC (DE)

ENGRY, Inc. (DE)	Latin American Alliance for Education and Health, LLC (DE)

Entrix Telecom, Inc. (DE)	Nevada-Oscar, LLC (NV)

Webony.com, Inc. (DE)

Subsidiaries of the Registrant

FreeAtLast, Inc. (DE)	Union Communications LLC (NY)

FuturePix.com, Inc. (DE)	Union CT Telecom, L.L.C. (NJ)

Genie Interactive, Inc. (NJ)	Union Telecard Alliance, LLC (DE)

HJJ Corp. (DE)	Union Telecard Alliance Puerto Rico Corp. (Puerto Rico)

IDT Affiliate Finance Corporation (NV)	Union Telecard Arizona, LLC (Nevada)

IDT America, Corp. (NJ)	Union Telecom Texas LLC (TX)

IDT Broadcast & Media Holdings, Inc. (DE)	Winstar Communications, LLC (DE)

IDT Broadcast & Media Acquisition Corp. (DE)	Winstar Equipment, LLC (DE)

IDT Domestic Telecom, Inc. (DE)	Winstar Government Solutions, LLC (DE)

IDT Horizon GT, Inc. (DE)	Winstar Communications of Arizona, LLC (DE)

IDT International, Corp. (NJ)	Winstar of Delaware, LLC (DE)

IDT International Telecom, Inc. (DE)	Winstar of Georgia, LLC (DE)

IDT Internet Services, Inc. (DE)	Winstar of Hawaii, LLC (DE)

IDT Investments Inc. (NV)	Winstar Holdings, LLC (DE)

IDT J.V. Corp. (DE)	Winstar Holdings Management Company, LLC (DE)

IDT Leasing Inc. (DE)	Winstar of Indiana, LLC (DE)

IDT Media, Inc. (DE)	Winstar of Louisiana, LLC (DE)

IDT Nevada Corp. (NV)	Winstar of New Jersey, LLC (DE)

IDT Nevada Holdings, Inc. (NV)	Winstar of New York, LLC (DE)

IDT Services, Inc. (DE)	Winstar of Pennsylvania, LLC (DE)

IDT Telecom, Inc. (DE)	Winstar of Virginia, LLC (DE)

IDT Telecom Nevada Holdings, Inc. (NV)	Winstar of West Virginia, LLC (DE)

IDT Telecommunications, Inc. (DE)	Winstar Spectrum, LLC (DE)

IDT United, Inc. (DE)	Winstar Wireless, LLC (DE)

Telecard Network, L.L.C. (NJ)

Subsidiaries of the Registrant

IDT Venture Capital Corporation (DE)	Worldwide Intercom, LLC (DE)

IDT Venture Capital, Inc. (NV)	CTM Brochure Display Ltd. (Canada)

IDT Wireless, Inc. (DE)	Direct Tel Dutch Holdings B.V. (Holland)

Impro-Structure, Inc. (NJ)	Elmion Netherlands B.V. d/b/a International Discount Bandwidth (Holland)

InterExchange, Inc. (DE)	HSJ Dutch Holdings B.V. (Holland)

International Coalition of Providers, Inc. (NJ)	IDT Austria GmbH (formerly IDT Telecommunications GmbH) (Austria)

International Digital Networks, Inc. (NJ)	IDT Corporation Representative Office (Philippines)

Internet Online Services, Inc. (NJ)	IDT Corporation de Argentina S.A. (Argentina)

Least Cost Routing Exchange, Inc. (NJ)	IDT Dutch Holdings B.V. (Holland)

Lou Moustafina, Inc. (NJ)	IDT Europe B.V.B.A. (Belgium)

Media Response, Inc. (NJ)	IDT Europe B.V.B.A. Foreign Qualification: Puerto Rico Branch (Puerto Rico)

Microwave Services, Inc. (DE)	IDT France SARL (France)

Mikulynec Associates, Inc. (NJ)	IDT Germany GmbH (Germany)

New World Telecommunications, Corp. (NJ)	IDT Global Limited (UK)

Nubill.com, Inc. (DE)	IDT Inter Direct Tel Sweden AB (Sweden)

Nuestra Voz Direct Inc. (DE)	IDT Italia S.R.L. (Italy)

Phone Depot, Inc. (NJ)	IDT Netherlands B.V. (Holland)

Phonemax, Inc. (DE)	IDT Peru S.R.L. (Peru)

Phonetics, Inc. (NJ)	IDT Phone Cards Ireland Limited (formerly Elverum Ltd.) (Ireland)

Rock Enterprises, Inc. (NJ)	IDT Spain S.L. (Spain)

SDTR, Inc. (DE)	IDT Switzerland GmbH (Switzerland)

Subsidiaries of the Registrant

Serafin, Inc. (NV)	NewPhone Dutch Holdings B.V. (Holland)

Shmuelco Equipment, Corp. (NJ)	Pre-Paid Cards B.V.B.A. (Belgium)

Sports Final Radio Network, Inc. (MA)	SPD Dutch Holdings B.V. (Holland) (formerly Nicodama Beheer I B.V.) (Netherlands)

TalkAmerica Radio Network, Inc. (DE)	SPD Dutch Holdings B.V. Puerto Rico Branch (Puerto Rico)

TNLY, Inc. (DE)	SPD Puerto Rico Corp. (Puerto Rico)

Try, Inc. (DE)	STA Dutch Holdings B.V. (Holland)

TV.TV, Inc. (DE)	Strategic Dutch Holdings B.V. (Holland)

IDT Telecom Corporation Israel Ltd. (Israel)	TimeTel Dutch Holdings B.V. (Holland)

International Discount Telecommunications de Mexico, S. de R.L. de C.V. (Mexico)	TLL Dutch Holdings B.V. (Holland)

MST Dutch Holdings, B.V. (Holland)	Upbrook – Consultores E Servicios Limitada (Madeira)

494 Broad Street Corp. (DE)	Worldtalk Dutch Holdings B.V. (Holland)

520 Broad Funding Corporation (NJ)	IDT Winstar Acquisition, Inc. (DE)

DigitZero, Inc. (NJ)	IDT Wireless.com, Inc. (DE)

IDT Acquisition Corp. (DE)	Corporate Event Dynamics, LLC (DE)

IDT Cable Partnership Holdings, Inc. (CO)	Enterprise Communication Solutions, LLC (DE)

IDT Callback, Inc. (DE)	IDT Financial Services, LLC (DE)

IDT Contact Services, Inc. (DE)	NTOP Holdings, LLC (DE)

IDT Credit Services, Inc. (DE)	OTV, LLC (DE)

IDT Domestic Products, Inc. (DE)	Union Romerias Georgia, LLC (DE)

IDT Internet Holdings, Inc. (DE)	UTA Web Saks, LLC (DE)

IDT Marketing Ally, Inc. (DE)	IDT Urban Renewal Corp. (NJ)

IDT PBX Services, Inc. (NV)	IFC Bermuda Ltd. (Bermuda)

IDT Prepaid, Inc. (DE)	IDT Brazil Limitada (Brazil)

IDT UK Cable, Inc. (CO)	IDT Brazil Telecom Limitada (Brazil)

IDT Telecomunicaciones Chile Limitada (Chile)	IDT Telecom Canada Corp. (Canada)

IDT Czech Republic s.r.o. (Czech Republic)	Magritte Sarl (Luxembourg)

IDT Denmark ApS (Denmark)	PDR Lux Holdings Sarl (Luxembourg)

Phonecards Dominicana C por A (Dominican Republic)	IDT Corp. Registered Branch (Philippines)

IDT Hong Kong Limited (Hong Kong)	IDT Puerto Rico & Co. (Puerto Rico)

D.P.S.I. Digital Production Solutions Israel Ltd. (Israel)	IDT Netherlands B.V. Puerto Rico Branch (Puerto Rico)

C.S.M. Customer Service Management Ltd. (Israel)	IFC Bermuda Ltd. Puerto Rico Branch (Puerto Rico)

IDT Jamaica Telecom Limited (Jamaica)	ZAO Investeletrosvyazc (Corbina)

Telecommunications Alliance Limited (Jamaica)	IDT Telecom South Africa (PTY) LTD (South Africa)

IDT Direct Limited (United Kingdom)